Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 26, 2009 and March 30, 2009, with respect to the financial statements of GreenHaven Continuous Commodity Index Fund and GreenHaven Commodity Services, LLC, respectively, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Atlanta, Georgia
April 5, 2009